EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

NewtekOne, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.02 per share, that may be issued under the NewtekOne, Inc. 2023 Stock Incentive Plan	Other(2)	3,000,000(3)	$15.82(4)	$47,460,000.00	0.00011020	$5,230.09
Equity	Common Stock, par value $0.02 per share, that may be issued under the NewtekOne, Inc. 2023 Employee Stock Purchase Plan	Other(2)	200,000(5)	$15.82(6)	$3,164,000.00	0.00011020	$348.67
Total Offering Amounts					$50,624,000.00		$5,578.76
Total Fee Offsets							$0.00
Net Fee Due							$5,578.76
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of common stock, $0.02 par value (the “Common Stock”), of NewtekOne, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares Common Stock.

(2) Fee is calculated as specified in Rules 457(c) and 457(h).
(3) Represents shares of Common Stock subject to issuance in connection with the NewtekOne, Inc. 2023 Stock Incentive Plan.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the Nasdaq Stock Market on June 26, 2023, which was $15.82 per share.

(5) Represents shares of Common Stock subject to issuance in connection with the NewtekOne, Inc. 2023 Employee Stock Purchase Plan.
(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of Common Stock, as reported on the Nasdaq Stock Market on June 26, 2023, which was $15.82 per share.